DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 155 5th Street San Francisco, CA 94103 CONFIDENTIAL INFORMATION December 23, 2017 Brian Irving 251 Missouri Street San Francisco CA 94107 Re: Employment Offer Letter Dear Brian, It is my pleasure to offer you a position at Eventbrite, Inc. (“Company”), coming on board to assume a primary role in building our business. The details of this offer are as follows: Position: Chief Brand Officer Reporting To: CEO, Julia Hartz Base Salary: $300,000 Stock Options: 175,000 Start Date: January 8, 2018 This offer is contingent upon reference checks, background checks, clearance of any conflicts of interest, your execution of the Proprietary Information and Invention Assignment Agreement, and your eligibility to work in the United States. The terms of your new position with the Company are as set forth below: 1. Position. We are very pleased to offer you the position set forth above under “Position” reporting directly to the position set forth above under “Reporting To.” 2. Start Date. Subject to fulfillment of the conditions imposed by this letter agreement, you will commence this new position with the Company on the above start date. 3. Proof of Right to Work. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your start date, or your employment relationship with us may be terminated. 4. Compensation.

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 (a) Base Salary. If you accept this offer, you will receive the base salary listed above, which will be payable in semi-monthly installments on our regular paydays, as in effect from time to time, net of all applicable withholding taxes and deductions. (b) Benefits. As an employee of the Company, you will be eligible for company benefits as in effect from time to time in accordance with our policies for similarly situated employees. (c) Bonus. As an executive of the Company, you will be eligible to participate in any available 2018 executive bonus program as approved by the Board of Directors. 5. Option to Purchase Common Stock. In connection with the commencement of your employment, the Company will recommend that the Company’s Board of Directors grant you an option (the “Option”) to purchase the number of shares of the Company’s Common Stock set forth under “Stock Options” above (“Shares”) under the Company’s 2010 Stock Plan, as amended (“Plan”). This Option shall be governed by the terms and conditions of the Plan and the Company’s Stock Option Agreement (“Agreement”), including without limitation having an exercise purchase price equal to the fair market value of the Shares on the date of the grant as determined in good faith by the Company’s Board of Directors and being subject to the Company’s standard new hire vesting schedule. The Shares issued upon the exercise of the Option will be subject to various rights, restrictions and obligations, as provided in the Agreement and Plan. A copy of the Plan and the form of the Agreement are available for your review upon request. The Option will be partially an incentive stock option to the extent allowed by the Plan and applicable law. 6. Proprietary Information and Invention Assignment Agreement. Your acceptance of this offer and commencement of employment with the Company is contingent upon your execution of the Company’s “Proprietary Information and Invention Assignment Agreement,” signed copies of which must be delivered to an officer of the Company prior to or on your start date. 7. Conflicts of Interest. Your employment pursuant to this offer is contingent upon you having disclosed to the Company any potential conflicts of interest between your past employment and future duties with the Company. By accepting this offer of employment, you are certifying that (i) you are not aware of any impediment to loyal and conscientious employment with the Company, (ii) you have not engaged in any conduct or entered into any agreement that would disqualify you from employment with the Company or in anyway restrict your employment with the Company, and (iii) neither your employment with the Company nor the discharge of your employment duties will violate any agreement that you have executed with a third party. You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you in connection with your employment with the Company, and to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice and you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company’s Chief Executive Officer. By way of illustration, but not limitation you may not (i) accept or perform work of a nature that conflicts or competes in any way with the business, products or services of the Company, or causes you or has potential to cause you to be disloyal; (ii) use any Company resources including, but not limited to, computer hardware and software, telephones, facsimile machines, and copiers, for or in connection with any non-Company work; (iii) perform any non-Company work on

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 Company premises; or (iv) perform any non-Company work during normal business hours. Nothing in this letter agreement will prevent you from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, provided such efforts are not inconsistent with the above principles. 8. At-Will Employment. Notwithstanding any other provision of this letter agreement to the contrary, your employment with the Company will be on an “at will” basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, with or without cause. No employee or representative of the Company, other than the Chief Executive Officer has the authority to alter the at-will nature of your employment relationship. The Chief Executive Officer can only do so in a written employment agreement that is signed by both the Chief Executive Officer and yourself. We are delighted to extend you this offer until 5 pm PST on January 1, 2018 and look forward to working with you. To indicate your acceptance of the Company’s offer, please sign and date this letter agreement in the space provided below and return it to me, along with a signed and dated copy of the Proprietary Information and Invention Assignment Agreement. This letter, together with the Proprietary Information and Invention Assignment Agreement and Executive Severance and Change in Control Agreement, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you. If you have any questions about this offer, please call me. We look forward to a favorable reply and to a rewarding and productive association with you. Sincerely, Julia Hartz, CEO Agreed and Accepted: ___________________________ 2017-12-29______________________ Brian Irving Date Enclosures: Proprietary Information and Invention Assignment Agreement; Executive Severance and Change in Control Agreement; Arbitration Agreement

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT This Agreement is effective as of the commencement of my employment with Eventbrite, Inc., its subsidiaries and/or affiliates (all of the foregoing together with their successors and assigns being referred to collectively herein as the “Company”) and is intended to formalize in writing certain understandings and procedures that have been in effect since the time I was initially employed by the Company. In return for my new or continued employment by the Company, I acknowledge and agree that: 1. Period of Employment. As used herein, the period of my employment (as well as the definition of “employment,” “employed,” and words of similar import as used in this Agreement) includes any time in which I may be or have been rendering services to the Company or retained by the Company as a consultant or independent contractor. 2. Information Systems. I recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. 3. Proprietary Information. I understand that “Proprietary Information” means information the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business, which is not generally known and which the Company wishes to maintain as confidential. Proprietary Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Proprietary Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Proprietary Information. By way of illustration, but not limitation, Proprietary Information includes any and all Company Inventions (as defined below), technical and non-technical information including patent, copyright and trade secret, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of the Company, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists and identities (including but not limited to customers of the Company on which I called or with which I may become acquainted during the term of my employment), business forecasts, sales and merchandising, marketing plans and information, and information regarding other employees. I understand nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, or working conditions of their employment, as protected by applicable law. 4. Non-disclosure of Proprietary Information. All Proprietary Information is the sole property of the Company, its assigns, and/or third parties who provided it to the Company, as applicable, and the Company, such assigns and/or such third parties, as applicable, shall be the sole owner of all patents, copyrights, works, trade secrets and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in strict confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. Notwithstanding the foregoing, it is understood that: (a) this Agreement does not restrict my use of information which is generally known in

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 the trade or industry not as a result of a breach of this Agreement and my own skill, knowledge, know- how and experience to whatever extent and in whatever way I wish (but, for clarity, the foregoing does not grant me a license to any Company intellectual property); and (b) I may make disclosures of Proprietary Information that are specifically required by law or court order, provided that I have used diligent efforts to limit disclosure and to obtain confidential treatment or a protective order and have notified the Company of such proceedings giving it an adequate chance to do the same. I understand my unauthorized use or disclosure of Company Proprietary Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by Company. I also understand my obligations under this Section 4 shall continue after termination of my employment. 5. Return of Materials. Upon termination of my employment, or at the request of the Company from time to time before termination, I will deliver to the Company all Company property, including but not limited to devices and equipment. 6. Inventions. As used in this Agreement, the term “Inventions” means any and all new or useful art, discovery, improvement, technical development, or invention whether or not patentable, know- how, designs, works of authorship, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works. To the extent allowed by applicable law, for purposes of this Agreement, the term “Inventions” (and the assignments and licenses under Section 8 below) shall include (and I hereby expressly waive) all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company. 7. Disclosure of Prior Inventions. I have identified on Attachment A (“Prior Inventions”) attached hereto all Inventions relating in any way to the Company’s business or proposed business which were made by me prior to my employment with the Company (“Prior Inventions”), and I represent that such list is complete. I represent that I have no rights in any such Inventions other than those Prior Inventions specified in Attachment A (“Prior Inventions”). If there is no such list on Attachment A (“Prior Inventions”), I represent that I have made no such Prior Inventions at the time of signing this Agreement. 8. Ownership of Company Inventions; License of Prior Inventions. I hereby agree promptly to disclose and describe to the Company, and I hereby assign and agree to assign to the Company or its designee, my entire right, title, and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) in and to all Inventions and any associated intellectual property rights which I may solely or jointly conceive, develop or reduce to practice during the period of my employment with the Company, whether prior to or following the execution of this Agreement, to and only to the fullest extent allowed by applicable law, including California Labor Code Section 2870 (“Company Inventions”). I agree to grant the Company or its designees a non-exclusive, royalty free, perpetual, irrevocable, transferable, sublicensable (with rights to sublicense through multiple tiers of distribution), worldwide license to practice all applicable patent, copyright and other intellectual property rights and confidential information relating to any Prior Inventions which I incorporate, or permit to be incorporated, in any Company Inventions, products or services, or which is necessary for the use, reproduction, distribution or other exploitation of any Company Inventions. Notwithstanding the foregoing, I agree that I will not

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 incorporate, or permit to be incorporated, such Prior Inventions in any Company Inventions, products or services without Company’s prior written consent. 9. Cooperation in Perfecting Rights to Inventions. (a) I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining, perfecting, maintaining, defending and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned or licensed to the Company. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents, copyrights, mask works or other legal proceedings. (b) In the event the Company is unable for any reason to secure my signature to any document required to apply for or execute any patent, copyright, mask work or other applications with respect to any Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights with the same legal force and effect as if executed by me. 10. No Violation of Rights of Third Parties. My performance of all the terms of this Agreement and as an employee of the Company do not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment with the Company, and I will not disclose to the Company, use in the course of my employment, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I am not a party to any other agreement, whether written or oral, that will interfere with my full compliance with this Agreement. I agree not to enter into any agreement, whether written or oral, that will interfere with my full compliance with this Agreement. 11. Survival. This Agreement (a) shall survive my employment by the Company, (b) does not in any way restrict my right or the right of the Company to terminate my employment at any time, for any reason or for no reason, (c) inures to the benefit of successors and assigns of the Company, and (d) is binding upon my heirs and legal representatives. 12. Non-assignable Inventions. Notwithstanding any provision of this Agreement to the contrary, this Agreement does not apply to any Invention that qualifies fully as a non-assignable Invention under the provisions of Section 2870 of the California Labor Code (which is attached hereto as Attachment B), and I acknowledge that I have received and reviewed such provisions of the California Labor Code. However, I agree to disclose promptly in writing to the Company all Inventions made or conceived by me during the term of my employment, whether or not I believe such Inventions are subject to this Agreement, to permit a determination by the Company as to whether or not the Inventions should be the property of Company. Any such information will be received in confidence by the Company. 13. No Solicitation of Employees. During the term of my employment with the Company and for a period of twelve (12) months thereafter, I will not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity.

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 14. No Competition. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of the Company, assist any other person or organization in competing with any business or demonstrably anticipated business of the Company, or engage in any other activities that conflict with my obligations to the Company. 15. No Solicitation of Customers. I agree that for a period of twelve (12) months following my employment with the Company, I will not use any Proprietary Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services, or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. 16. Communication to Future Employers. Without disclosing any Proprietary Information, I agree to communicate my obligations under this Agreement to any future employer or potential employer. The Company is entitled to communicate my obligations under this Agreement to any such future employer or potential employer. 17. Termination Certification. Upon termination of my employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided for in this Agreement. 18. Injunctive Relief. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate) and without any requirement to post a bond. 19. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing in accordance with this section. 20. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. 21. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, such illegal, invalid or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. 22. Waiver; Delay. The waiver by the Company of a breach of any provision of this Agreement by me shall not operate or be construed as a waiver of any other or subsequent breach by me. No delay by the Company in enforcing any of its rights or remedies upon a breach of any provision of this Agreement shall be construed as a waiver of such breach.

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 23. Assignment. This Agreement is fully assignable by the Company, but any purported assignment of rights or delegation of duties under this Agreement by me is void and of no force and effect. 24. Entire Agreement. This Agreement, together with my offer letter agreement to which this Agreement was attached, represents my entire understanding with the Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral. This Agreement may be amended or modified only with the written consent of both an authorized officer of the Company and me. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever. 25. At-Will Employment. I understand and acknowledge that my employment with the Company is for no specified term and constitutes “at-will” employment. I also understand that any representation to the contrary is unauthorized and not valid unless in writing and signed by the CEO of the Company. Accordingly, I acknowledge that my employment relationship may be terminated at any time, with or without good cause or for any or no cause, at my option or at the option of the Company, with or without notice. I further acknowledge that the Company may modify job titles, salaries, and benefits from time to time as it deems necessary. I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY. ______________________________ Name:_______________________________Brian Irving Address: _________________________________251 Missouri Street, San Francisco CA 94107 Dated: 2017-12-29_________________ Accepted and Agreed: Eventbrite 155 5th Street San Francisco, CA 94103 By:

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 Julia Hartz, CEO Title: Chief Executive Officer Dated: ___________________2017-12-29

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 Attachment A PRIOR INVENTIONS None ________ Employee Initials

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 Attachment B California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer. (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for his employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 Attachment C EVENTBRITE, INC. TERMINATION CERTIFICATION This is to certify I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, or other documents or property, or reproductions of any and all aforementioned items belonging to Eventbrite, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”). I further certify I have complied with all the terms of the Company’s Proprietary Information and Invention Assignment Agreement signed by me, including but not limited to, the reporting of any inventions (as defined therein) conceived or made by me (solely or jointly with others) as covered by that agreement, and my obligations not to use or disclose Company Proprietary Information (as defined therein) except as necessary in the ordinary course of performing my duties as an employee of the Company. I further agree that I will comply with my obligation under the Proprietary Information and Invention Assignment Agreement not to use or disclose any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees. I further agree that, for twelve (12) months from the date of this Certification, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. I further agree that, for twelve (12) months from the date of this Certification, I shall not use any Proprietary Information of the Company, as defined under the Proprietary Information and Invention Assignment Agreement, to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. After leaving the Company’s employment, I will be employed by:_______________________________________________________________________in the position of: _______________________________________________________________________ Date: ________________ Signature:__________________________ __________________________________ Name of Employee

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 EXECUTIVE SEVERANCE AND CHANGE IN CONTROL AGREEMENT This Executive Severance and Change in Control Agreement (the “Agreement”) is made this ___________ day of ______________, 2018, by and between Eventbrite, Inc., a Delaware corporation (the “Company”), and ______________(the “Executive”). WHEREAS, the Company and the Executive desire to enter into this Agreement, effective ___________ (the “Effective Date”), in order to, among other things, provide for certain severance benefits upon a termination of employment both in connection with a change of control of the company and in connection with certain events not involving a change in control of the Company. NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows: 1. Purpose and Term. (a) Purpose. The Compensation Committee of the Board of Directors of the Company (the “Board”) has determined that appropriate steps should be taken to provide the Executive with competitive compensation and benefits arrangements in the event his or her employment is involuntarily terminated under certain circumstances. Nothing in this Agreement shall be construed as creating an express or implied contract of employment; and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company, any successor to the Company or any successor of any business of the Company. (b) Term. The terms of this Agreement shall commence on the Effective Date and shall continue until and including the third anniversary of the Effective Date unless earlier terminated as provided herein or extended as described in this paragraph (the “Initial Term”). The Initial Term shall be renewed automatically for periods of one year (each, an “Extended Term”) commencing at the third anniversary of the Effective Date and each subsequent anniversary thereof, unless written notice of non-renewal is given by the Company not less than 60 days prior to the end of the Initial Term or any Extended Term. As used herein, “Term” shall include the Initial Term and any Extended Term, but the Term shall end upon any termination of the Executive’s employment with the Company as provided herein. Notwithstanding the foregoing, in the event a Change in Control (as defined in Section 5(b)) occurs during the Initial Term or any Extended Term, the Term shall be extended until 12 months after the Change in Control. 2. Severance Benefits Not in Connection with a Change in Control. If, during the Term, the Executive’s employment is terminated by the Company for any reason other than for Cause, Disability or death, subject to the Executive signing a separation and release agreement containing, among other provisions, a general release of claims in favor of the Company and related persons and entities, confidentiality, return of property and non-disparagement, in a form and manner satisfactory to the Company (the “Separation Agreement and Release”), and the

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 Separation Agreement and Release becoming irrevocable, all within 60 days after the earlier of (i) the Date of Termination or (ii) the date the Executive is provided with the Separation Agreement and Release (the “60-day Period”), the Executive shall be entitled to the following: (a) The Company shall pay the Executive a lump sum in cash in an amount equal to six (6) months of the Executive’s then current base salary. (b) If the Executive was participating in the Company’s group health plan immediately prior to the Date of Termination and elects COBRA health continuation, then the Company shall pay to the Executive a monthly cash payment for 6 months or the Executive’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company. (c) The amounts payable under this Section 2 shall be paid or commence to be paid within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payment shall be paid in the second calendar year by the last day of such 60-day period. 3. Change in Control Severance Benefits. The provisions of this Section 3 are intended to assure and encourage in advance the Executive’s continued attention and dedication to his or her assigned duties and his or her objectivity during the pendency and after the occurrence of a Change in Control. These provisions shall apply in lieu of, and expressly supersede, the provisions of Section 2 regarding severance pay and benefits upon a termination of employment, if such termination of employment occurs within 3 months before or 12 months after the occurrence of the first event constituting a Change in Control. These provisions shall terminate and be of no further force or effect beginning 12 months after the occurrence of a Change in Control (provided that any obligation to satisfy payment obligations thereafter shall remain in effect until all such payments are made). (a) Change in Control Benefits. If, during the Term, upon or within 3 months before or 12 months after a Change in Control, the Executive’s employment is terminated by the Company for any reason other than for Cause, Disability or death, or if the Executive terminates his or her employment for Good Reason (each a “Terminating Event”), then, subject to the signing of the Separation Agreement and Release by the Executive and the Separation Agreement and Release becoming irrevocable, all within 60 days after the Date of Termination: (i) the Company shall pay the Executive a lump sum in cash in an amount equal to twelve (12) months of the Executive’s base salary in effect on the date of the Terminating Event (or the Executive’s annual base salary in effect immediately prior to the Change in Control, if higher); (ii) all equity awards held by the Executive shall immediately accelerate and become fully vested, exercisable (if applicable) and nonforfeitable; (iii) if the Executive was participating in the Company’s group health plan immediately prior to the Date of Termination and elects COBRA health

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 continuation, then the Company shall pay to the Executive a monthly cash payment for 12 months or the Executive’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company; and (iv) the amounts payable under this Section 3(a) shall be paid or commence to be paid within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payment shall be paid in the second calendar year by the last day of such 60-day period. 4. Additional Limitation under Section 280G. (a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c). (b) For purposes of this Section 4, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 (c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 4(a) shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”) with the Executive’s consent, which will not be unreasonably withheld. The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. 5. Definitions. For purposes hereof, the following terms shall have the meanings set forth below: (a) “Cause” shall mean: (i) the Executive’s material act of misconduct in connection with the performance of the Executive’s duties to the Company; or (ii) the Executive’s commission of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries or affiliates if the Executive were retained in the Executive’s position; or (iii) the Executive’s continued non-performance of the Executive’s duties to the Company 30 days following written notice thereof from the Company; or (iv) the Executive’s breach of any material provisions of any written agreement between the Executive and the Company, including without limitation, the Proprietary Information and Invention Assignment Agreement; or (v) the Executive’s material violation of the Company’s written employment policies; or (vi) the Executive’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate. (b) “Change in Control” shall mean any of the following: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (ii) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (b)(i) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (b)(i). (c) “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by the Company without Cause, the date set forth on the Notice of Termination; and (ii) if the Executive’s employment is terminated by the Executive with Good Reason, the date set forth on the Notice of Termination after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a separate termination by the Company for purposes of this Agreement. (d) “Disability” shall mean that if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been absent from his or her duties to the Company on a full-time basis for 180 calendar days in the aggregate in any 12 month period. (e) “Good Reason” shall mean the Executive has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent: (i) a material reduction in the Executive’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; or

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 (ii) a material diminution in the Executive’s authority, duties, or responsibilities; or (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report; or (iv) a change of more than 50 miles in the geographic location in which the Executive must perform services for the Company. (f) “Good Reason Process” shall mean that (1) the Executive reasonably determines in good faith that a “Good Reason” condition has occurred; (2) the Executive notifies the Company in writing of the first occurrence of the Good Reason condition within 45 days of the first occurrence of such condition; (3) the Executive cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (4) notwithstanding such efforts, the Good Reason condition continues to exist; and (5) the Executive terminates his or her employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred. (g) “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon. Any termination of the Executive’s employment by the Company or any such termination by the Executive hereunder shall be communicated by written Notice of Termination to the other party hereto. 6. Executive’s Covenant. The Executive has entered into a Proprietary Information and Invention Assignment Agreement with the Company dated on or before the Executive’s commencement of employment with the Company (the “Restrictive Covenant Agreement”), which is incorporated herein by reference and survives the termination or expiration of this Agreement. In consideration of the benefits received under this Agreement, the Executive hereby reconfirms his or her obligations under the Restrictive Covenant Agreement in all respects, and understands that violation of the Executive’s obligations under the Restrictive Covenant Agreement will result in forfeiture of severance benefits under this Agreement. The Executive understands that nothing contained in this Agreement or any other agreement limits the Executive’s ability to communicate with any federal, state or local governmental agency or commission, including to provide documents or other information to a governmental agency, without notice to the Company. The Executive also understands that nothing in this Agreement or any other agreement limits the Executive’s ability to share compensation information concerning the Executive or others, except that this does not permit the Executive to disclose compensation information concerning others that the Executive obtains because the Executive’s job responsibilities require or allow access to such information. The Executive understands that pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 7. Termination. This Agreement shall terminate upon the earliest of (a) the termination by the Company of the employment of the Executive for Cause or the failure by the Executive to perform his or her full-time duties with the Company by reason of his or her death or Disability, (b) the resignation or termination of the Executive’s employment by the Executive without Good Reason, or (c) at the end of the then current Term following delivery of a notice of non-renewal under Section 1(b) herein (subject to the terms of such Section 1(b)). 8. Section 409A. (a) Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. (b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. (c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A- 1(h). (d) The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. (e) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. 9. Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. Any cooperation pursuant to this Section 9 is subject to the Company’s obligation to reimburse the Executive for any reasonable expenses incurred during activities performed at the Company’s request pursuant to this Section 9, subject to the same standards and procedures as apply to business expense reimbursements pursuant to the Company’s Travel and Expense reimbursement policy. 10. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise and any other claims based on any statute) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in San Francisco, California in accordance with the Employment Arbitration Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Executive or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 10 shall be specifically enforceable. Notwithstanding the foregoing, this Section 10 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 10.

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 11. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 10 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the State of California and the United States District Court for the Northern District of California. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. 12. Integration. This Agreement, together with the additional agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter, including, without limitation, the provisions of the Employment Offer Letter, dated as of July 17, 2017, by and between the Executive and the Company, regarding the acceleration of the Executive’s option award. 13. Effect on Other Plans. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s benefit plans, programs or policies except that the Executive shall have no rights to any severance benefits under any Company severance pay plan. 14. Withholding. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. 15. Successor to the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. 16. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 17. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein. 18. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 19. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Chief Executive Officer. 20. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. 21. Governing Law. This is a California contract and shall be construed under and be governed in all respects by the laws of the State of California, without giving effect to the conflict of laws principles of such State. 22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. 23. Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a material breach of this Agreement. 24. Gender Neutral. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise. [Signature Page Follows]

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company by its duly authorized officer, and by the Executive, as of the date first above written. EVENTBRITE, INC. By: Julia Hartz Chief Executive Officer Executive

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 DISPUTE RESOLUTION AGREEMENT (US ONLY) This Dispute Resolution Agreement is a contract and covers important issues relating to your employment with Eventbrite and the settlement of any disputes that may arise from time to time between you and Eventbrite. You are free to seek assistance from independent advisors of your choice outside Eventbrite or to refrain from doing so if that is your choice. 1. How This Agreement Applies This Agreement applies to any dispute arising out of or related to your employment with Eventbrite, Inc. or one of its affiliates, successor, subsidiaries or parent companies (collectively, "Eventbrite") or termination of employment and survives after the employment relationship terminates. Nothing contained in this Agreement shall be construed to prevent or excuse you (individually or in concert with others) or Eventbrite from utilizing Eventbrite’s existing internal procedures for resolution of complaints, and this Agreement is not intended to be a substitute for such procedures. Except as it otherwise provides, this Agreement is intended to apply to the resolution of disputes that otherwise would be resolved in a court of law or before a forum other than arbitration. This Agreement requires all such disputes to be resolved only by an arbitrator through final and binding arbitration and not by a court or jury trial. Such disputes include without limitation disputes arising out of or relating to interpretation or application of this Agreement, including without limitation as to the enforceability, conscionability, revocability, or validity of this Agreement or any portion of this Agreement other than the Class Action Waiver contained in paragraph 6 below. Except as it otherwise provides, this Agreement also applies, without limitation, to disputes arising out of or related to the employment relationship, trade secrets, unfair competition, compensation, breaks and rest periods, termination, discrimination or harassment and claims arising under the Uniform Trade Secrets Act, Civil Rights Act of 1964, Americans With Disabilities Act, Age Discrimination in Employment Act, Family Medical Leave Act, Fair Labor Standards Act, Employee Retirement Income Security Act (except for claims for employee benefits under any benefit plan sponsored by Eventbrite and (a) covered by the Employee Retirement Income Security Act of 1974 or (b) funded by insurance), Genetic Information Nondiscrimination Act, and state statutes, if any, addressing the same or similar subject matters, and all other state statutory and common law claims. This Agreement is governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and evidences a transaction involving commerce. 2. Limitations On How This Agreement Applies This Agreement does not apply to: (i) claims for workers compensation, state disability insurance and unemployment insurance benefits, (ii) disputes which may not be subject to pre-dispute arbitration agreements as provided in the Dodd-Frank Wall Street Reform and Consumer Protection Act, and (iii) claims for which applicable law permits access to an administrative agency notwithstanding the existence of this Agreement and which are then brought before such administrative agency, including without limitation claims or charges brought before the Equal Employment Opportunity Commission (www.eeoc.gov), the U.S. Department of Labor (www.dol.gov), the National Labor Relations Board (www.nlrb.gov), or the Office of Federal Contract Compliance Programs (www.dol.gov/esa/ofccp). Nothing in this Agreement shall be deemed to preclude or excuse a party from bringing an administrative claim before any agency in order to fulfill the party's obligation to exhaust administrative remedies before making a claim in arbitration. 3. Selecting The Arbitrator

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 The neutral Arbitrator shall be selected by mutual agreement of you and Eventbrite. Unless you and Eventbrite mutually agree otherwise, the Arbitrator shall be an attorney licensed to practice in the location where the arbitration proceeding will be conducted or a retired federal or state judicial officer who presided in the jurisdiction where the arbitration will be conducted. If for any reason the parties cannot agree to an Arbitrator, either party may apply to a court of competent jurisdiction with authority over the location where the arbitration will be conducted for appointment of a neutral Arbitrator. The court shall then appoint an arbitrator, who shall act under this Agreement with the same force and effect as if the parties had selected the arbitrator by mutual agreement. The location of the arbitration proceeding shall be no more than 45 miles from the place where you last worked for Eventbrite, unless each party to the arbitration agrees in writing otherwise. 4. Starting The Arbitration All claims in arbitration are subject to the same statutes of limitation that would apply in court. The party bringing the claim must demand arbitration in writing and deliver the written demand by hand or first class mail to the other party within the applicable statute of limitations period. The demand for arbitration shall include identification of the parties, a statement of the legal and factual basis of the claim(s), and a specification of the remedy sought. Any demand for arbitration made to Eventbrite shall be provided to Eventbrite’s Legal Department at Eventbrite’s then current registered address for the service of process in California. The arbitrator shall resolve all disputes regarding the timeliness or propriety of the demand for arbitration. A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief. 5. How Arbitration Proceedings Are Conducted In arbitration, the parties will have the right to conduct adequate civil discovery, bring dispositive motions, and present witnesses and evidence as needed to present their cases and defenses, and any disputes in this regard shall be resolved by the Arbitrator. At a party’s request or on the Arbitrator’s own initiative, the Arbitrator may subpoena witnesses or documents for discovery purposes or for the arbitration hearing. 6. Class Action Waiver You and Eventbrite agree not to bring any dispute in arbitration on a class basis. Accordingly, there will be no right or authority for any dispute to be brought, heard or arbitrated as a class action ("Class Action Waiver"). The Class Action Waiver shall be severable from this Agreement in the event it is found unenforceable. Notwithstanding any other clause contained in this Agreement, any claim that all or part of the Class Action Waiver is invalid, unenforceable, unconscionable, revocable, void or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator. The Class Action Waiver shall be severable in any case in which the dispute is filed as an individual action and severance is necessary to ensure the individual action proceeds in arbitration. Although you will not be retaliated against, disciplined or threatened with discipline as a result of exercising your rights under Section 7 of the National Labor Relations Act by the filing of or participation in a class action in any forum, Eventbrite may lawfully seek enforcement of this Agreement and the Class Action Waiver under the Federal Arbitration Act and seek dismissal of such class action or claim. 7. Paying For The Arbitration Each party will pay the fees for his, her or its own attorneys, subject to any remedies to which that party

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 may later be entitled under applicable law. However, you will only pay so much of the arbitration filing fees as you would have paid had you filed a Complaint in a court of law and Eventbrite will pay all remaining administrative and/or hearing fees charged by the Arbitrator. 8. The Arbitration Hearing And Award The parties will arbitrate their dispute before the Arbitrator, who shall confer with the parties regarding the conduct of the hearing and resolve any disputes the parties may have in that regard. Within 30 days of the close of the arbitration hearing, any party will have the right to prepare, serve on the other party and file with the Arbitrator a brief. The Arbitrator may award any party any remedy to which that party is entitled under applicable law, but such remedies shall be limited to those that would be available to a party in his or her individual capacity in a court of law for the claims presented to and decided by the Arbitrator, and no remedies that otherwise would be available to an individual in a court of law will be forfeited by virtue of this Agreement. The Arbitrator shall apply applicable controlling law and will issue a decision or award in writing, stating the essential findings of fact and conclusions of law. Except as may be permitted or required by law, as determined by the Arbitrator, neither a party nor an Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. A court of competent jurisdiction shall have the authority to enter a judgment upon the award made pursuant to the arbitration. 9. Your Right To Opt Out Of Arbitration Arbitration is not a mandatory condition of your employment at Eventbrite, and therefore you may submit a form stating that you wish to opt out and not be subject to this Agreement. You must submit a signed and dated statement on a "Dispute Resolution Agreement Opt Out Form" ("Form"), a copy of which is attached to this Agreement and can also be obtained from hr@eventbrite.com. In order to be effective, the signed and dated Form must be returned to Eventbrite, either (i) by Certified U.S. Mail addressed to Eventbrite Inc., 155 5th Street, San Francisco, CA 94103, Attn: HR, or (ii) by email with confirmation of delivery to hr@eventbrite.com, in each case within 30 days of your signing of this Agreement. If you timely opt out as provided in this paragraph you will not be subject to any adverse employment action as a consequence of that decision and may pursue available legal remedies without regard to this Agreement. Should you not opt out of this Agreement within 30 days of your signing of this Agreement, continuing your employment after execution of this Agreement constitutes mutual acceptance of the terms of this Agreement by you and Eventbrite and binding arbitration will be the sole method by which disputes between you and Eventbrite are resolved, except to the extent set forth herein. You have the right to consult with counsel of your choice concerning this Agreement. 10. Non-Retaliation It is against Eventbrite policy for any employee to be subject to retaliation if he or she exercises his or her right to assert claims under this Agreement. If you believe that you have been retaliated against by anyone at Eventbrite, you should immediately report this to hr@eventbrite.com. 11. Enforcement Of This Agreement This Agreement is the full and complete agreement relating to the formal resolution of disputes covered by this Agreement. Except as stated in paragraph 6, above, in the event any portion of this Agreement is deemed unenforceable, the remainder of this Agreement will be enforceable. If the Class Action Waiver is deemed to be unenforceable, you and Eventbrite agree that this Agreement is otherwise silent as to any party's ability to bring a class action in arbitration. I acknowledge that I have received, read, and understood this Dispute Resolution Agreement, including the Class Action Waiver contained herein. I further acknowledge that I have read and

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736

understood my right to opt out of this Agreement, as set forth in Paragraph 9 above.

AGREED:

EMPLOYEE NAME PRINTED Brian Irving

EMPLOYEE SIGNATURE DocuSigned by: 562A24CB6F0E415...

Date: 2017-12-29

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736 DISPUTE RESOLUTION AGREEMENT OPT OUT FORM I have reviewed the Dispute Resolution Agreement. I elect to opt out of the Dispute Resolution Agreement. I understand that there will be no adverse employment action taken against me as a consequence of that decision. I understand that this signed Dispute Resolution Agreement Opt Out Form must be returned in a timely fashion, as provided in the Dispute Resolution Agreement. The date of its return will be determined by the date of the postmark on the envelope in which the form is mailed. Alternatively, I may email the form to the email address indicated below, and the date of return will be determined by the date delivery of such email is confirmed. By timely returning this signed Dispute Resolution Agreement Opt Out Form, I understand that the Dispute Resolution Agreement will not apply to me. Date of Signature: _______________ Employee Signature: _______________ Employee Name Printed: _______________________ This Dispute Resolution Agreement Opt Out Form may be returned to the Human Resources Department either: (1) via Certified U.S. Mail addressed to Eventbrite Inc., 155 5th Street, San Francisco, CA 94103, Attn: HR; OR (2) via email to hr@eventbrite.com.

DocuSign Envelope ID: 45187948-0B79-4E38-8DE3-FD452806D736